Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-44897, No. 333-82572 and No 333-98997) and S-3 (No. 333-135848) of Monterey Gourmet Foods, Inc. of our report dated March 23, 2009, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

San Francisco, California
March 23, 2009